SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): March 23, 2009

GLOBAL WEST RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52996	26-4238285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street, Suite 4500, Seattle, WA 98101

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (206) 262-9545

45 Milford Ave., Toronto ON. M6M 2W1

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                 Completion of Acquisition or Disposition of Assets

On March 23, 2009, the Registrant, Global West Resources, Inc., a Nevada corporation, (“GWRC”), exchanged, pursuant to a Share Exchange Agreement with Mortgage Modification Legal Network, Inc. (“MMLN”) (the “Share Exchange Agreement”), an aggregate of 10,000,000 shares of its common stock for all of the issued and outstanding shares of common stock of MMLN (“MMLN Shares”) from the MMLN Security Holders.  After the Closing on March 23, 2009 (the “Closing”), GWRC intends to change its name to We Save Homes, Inc. (“WSHI”) and, upon Board determination, dissolve MMLN, which, at that time would be a wholly-owned subsidiary of WSHI.

The business, operations, management and other material information concerning MMLN is set forth below in this Item 2.01. All references to the “Company,” “MMLN,”  “WSHI,” “we” or “us” refer to the now combined operations of the Registrant.

DESCRIPTION OF BUSINESS

MMLN was incorporated in the State of California on September 30, 2008, and elected to be treated as a subchapter S corporation for tax purposes

BACKGROUND

MMLN was initially founded by a group of real estate, mortgage, financial and legal professionals dedicated to educating and assisting homeowners in financial distress.  The corporate vision involved empowering homeowners with knowledge of their foreclosure mitigation options (e.g., mortgage modification, short sale, refinance, deed in lieu, bankruptcy) through community outreach programs so that homeowners may make more informed decisions that could allow them to remain in their homes during the recent economic downturn.  MMLN has established, and continues to develop, strategic partnerships with law firms, real estate brokers, national banks, mortgage brokers, internet companies, and financial institutions to facilitate foreclosure mitigation solutions, primarily loan modifications, for its clients throughout the United States.

BUSINESS OF THE ISSUER

MMLN assists financially distressed homeowners who have become overburdened with debt due to deteriorating economic conditions, eroding property values, frozen credit markets and stagnant mortgage rates.  MMLN operates using three (3) separate divisions, each of which offers dynamic foreclosure mitigation solutions for distressed homeowners.  First, MMLN has an affiliate program which markets specifically to real estate and mortgage professionals and provides a platform for their customers to benefit from MMLN’s foreclosure mitigation offerings.  Second, MMLN has a direct-to-lender approach that involves entering into an agreement with a servicing bank, where MMLN provides foreclosure mitigation services as third party administrators to bank customers.  Under this model, MMLN contacts the bank’s clients on its behalf and assists in the renegotiation of the bank’s clients’ existing mortgages.  Finally, MMLN has a retail program that employs both “grass roots” and “technology based” efforts to reach out directly to the troubled homeowner by helping to inform and educate them as to their various options.  Operating from its corporate headquarters in Laguna Niguel, California, MMLN, through its partners and affiliates, offers foreclosure mitigation services, including mortgage modifications, to homeowners throughout the United States.  Moreover, MMLN’s foreign language programs are able to assist homeowners where English is not the primary language.

BUSINESS UPDATES

In 2008, MMLN achieved month-over-month increases in sales of its foreclosure mitigation services, primarily loan modifications.  MMLN and its partners have commenced the following number of loan modifications for each of the following months: (i) October 2008, twenty-one (21) loan modifications; (ii) November 2008, thirty-three (33) loan modifications; and (iii) December 2008, seventy-seven (77) loan modifications.  Because the timing to achieve a loan modification varies considerably from case to case and can take up to 90 days or longer, comprehensive success/failure statistics are not available for these months.  The amount of loan modifications resulting from MMLN’s affiliate program and retail program were roughly even in 2008.  To date, MMLN has not entered into any agreements with servicing banks, but is working on some promising leads.

MMLN’s profit per loan modification varies greatly and depends upon many factors, including whether the loan modification was generated through the retail program, the direct-to-lender program, or the affiliate program.  Generally, MMLN’s profit per loan modification ranges anywhere from between $600 to $2,300, and averages approximately $1,000 per transaction.  In certain instances where refunds are given due to achieving an unsatisfactory result, MMLN’s profit per loan modification may be lower, or even negative.

Technology Platform and Intellectual Property

LICENSING

MMLN is currently in the process of qualifying to transact business in the State of California, where it has its corporate headquarters.  MMLN is in the process of becoming licensed by the California Department of Real Estate (“DRE”) as a corporate real estate broker and mortgage broker, which allows MMLN to practice real estate, including the solicitation, negotiation, and performance of loan modifications, in the state of California.  MMLN has filed, or is in the process of filing, with the DRE an Advance Fee Agreement which allows MMLN to obtain up-front payment for performing its distressed mortgage services subject to numerous DRE restrictions, including trust fund requirements.  MMLN is in the process of obtaining, a “no objection” response from the DRE regarding its Advance Fee Agreement.

TECHNOLOGY

MMLN has developed a proprietary “back end” web portal operating system that allows the corporation and its partners to view the status of each homeowner’s foreclosure mitigation solution in real time. This web portal system provides two very specific and necessary functions. First it provides a standardized, systematic process to provide equal handling of each individual case.  Furthermore, because it is web based, the web portal system provides transparency to all parties.  Currently, this portal only encompasses loan modification progress tracking, but may be expanded to include other foreclosure mitigation solutions in the future.

INTELLECTUAL PROPERTY

The domain name, WeSaveHomes.com, was registered on May 6, 2008 and expires on May 6, 2010 (and is capable of being renewed).  The domain name, Modifiquehoy.com, was registered on December 1, 2008 and expires on December 1, 2010 (and is capable of being renewed). MMLN believes it has obtained adequate protection of its intellectual property rights in connection with its websites.  There is no pending or threatened litigation affecting MMLN, nor are there any copyright issues affecting or that threaten to affect MMLN”s websites.

Locations

MMLN operates from its corporate headquarters in Laguna Niguel, California and has no immediate plans to open additional offices within or outside of the State of California.  MMLN currently leases approximately 5000 square feet of commercial space in a single level office park and subleases a portion of that square footage to a debt settlement company and mortgage company,. MMLN maintains strategic affiliations with both companies.  MMLN also employs approximately 30 outside Account Executives who supervise in excess of 250 affiliates nationwide, reducing overall fixed overhead.  MMLN may lease additional space in its current building to accommodate its expanding employee base.

Customers and Target Markets

MMLN seeks customers in three target markets (i) retail, (ii) wholesale and (iii) direct-to-lender, as described below:

Retail Clients:  MMLN undertakes various types of direct marketing campaigns to reach homeowners who are in danger of losing their homes to foreclosure or who could otherwise benefit from MMLN’s foreclosure mitigation services.  MMLN utilizes direct mailers, internet marketing (including search engine optimization, lead assistance programs and email campaigns), community outreach programs, radio, and other forms of media to market its foreclosure mitigation services.  MMLN’s retail program also includes direct marketing towards the Spanish-speaking community and MMLN has dedicated legal assistants fluent in Spanish who are available to assist distressed homeowners.  MMLN has also created a Spanish language website at www.modifiquehoy.com specifically for this initiative.

Wholesale Clients:  MMLN utilizes an affiliate network comprised of real estate professionals to market its foreclosure mitigation services to their clients.  MMLN’s affiliates receive commissions based on the amount of work the affiliate does to aid the client in completing a foreclosure mitigation program.  Generally, affiliates have the potential to earn anywhere from $500 to $1500 per client processed.

Direct-To-Lender Clients:  MMLN is currently pursuing leads to become a third party administrator for banks or other lending institutions seeking to implement loan modification programs for their customers.  As third party administrators for a lender, MMLN would be able to efficiently approach the lender’s clients on behalf thereof, but as an independent third party, and offer loan modifications on terms pre-approved by the lender.  MMLN’s role would eliminate the need for a lender to establish and staff a foreclosure mitigation division, thereby saving the lender significant administrative expenditures as well as operating costs.

Competition

MMLN operates in the distressed mortgage and foreclosure mitigation solutions market, which is highly competitive and characterized by rapid change, increasing competition from attorneys, real estate brokers, mortgage brokers, and mortgage modification companies offering similar services.  The mortgage modification market, in particular, has low barriers to entry, is becoming increasingly saturated by ex-subprime brokers, and contains numerous companies that are operating illegally.

MMLN competes for distressed homeowners’ business with many other providers of loan modification services.  The principal competitive factors relating to attracting and retaining clients include the types of services offered, price points, personalization, success rate, and the homeowner’s overall experience.

We believe the  most significant competition is from the Federal Loan Modification Law Center, The Feldman Law Center, The Milestone Capital Group, LoanModification 411.com, amongst others.

Competitive Advantages

It is expected that MMLN will overcome the low barrier entry challenge with its competitive advantage in the industry.  This competitive advantage is realized by addressing three key components to the market:

First, We believe MMLN will be able to provide the necessary infrastructure for major companies including search engines and marketing portals to offer foreclosure mitigation services.  MMLN is one of the only companies specifically designed to offer mortgage modification services in a wholesale manner to known portals and major institutions.  These portals and institutions have direct access to customers in immediate need of loan modifications services.  Rather than compete with these companies, MMLN provides an attractive partner for these companies to send their businesses directly through us.  We believe our system is one of the only scalable systems available for these entities that rely on scale for their profit margin.  Major companies that are currently using (or have agreed in principal to use) MMLN for their loan modification solution include:
•	Lending Tree
•	Credit.com
•	UFirst Financial
•	Think Debt Relief
•	Intelligent Beauty (web portal company by founders of MySpace)

Second, MMLN’s services provide a national solution for government and banks:  As a third party administrator for large lenders, banking institutions and government, MMLN can provide a comprehensive mortgage modification solution designed to implement relief for distressed homeowners.  We believe this solution to be far-reaching and provide incentives for the banks as well as all classes of homeowners; including those with equity and loan problems and those without equity and loan challenges.

Third, MMLN maintains an unparalleled advisory board;  MMLN has an advisory board that is currently headed by Wayne Angell and which management intends will consist of high-profile members of the private sector and government whose sole commitment is to preserve the American Dream by providing the tools existing homeowners need to stay in their homes.

Market Growth

We believe there is a great potential to profit from the foreclosure mitigation services which we provide.  The peak of the sub-prime mortgage resets occurred in 2008.  However, between 2009 and 2012, the resetting of Option ARMS and Alt-A loans is expected to affect more (in billions of U.S. Dollars) mortgages than the sub-prime collapse.

Additionally, most of the homeowners that will be affected by the Option Arm resets have been choosing to make the minimum monthly payments resulting in negative amortization, and leaving millions of homeowners with unaffordable mortgages.  With the new economic stimulus package pushing loan modifications to the forefront of the media and the consumer mindset, and incentivizing lending institutions to modify troubled homeowners’ mortgages, we are currently facing the very early stages of a huge growth.  All three of our target markets (e.g., retail, wholesale, direct-to-lender) are poised for large-scale growth and market share potential based on these compelling economics.

Legislation and Government Regulation

Government Regulation

The California legislature and the California DRE has implemented various measures to regulate foreclosure mitigation transactions, especially the practice of mortgage modifications.  These regulations, which include prohibitions against certain actions of “foreclosure consultants,” licensing requirements and approval of advance fee agreements that limit the fees received by a broker before rendering services, among others, may adversely impact MMLN’s revenue growth.  Moreover, although MMLN believes that it is operating within the parameters of the law, the California Attorney General or the DRE may disagree and could ultimately revoke MMLN’s broker’s license, rescind MMLN’s advance fee agreement or subject MMLN to legal action resulting in civil damages or criminal fines and penalties.  The California legislature could also pass stricter laws further regulating, prohibiting or centralizing various aspects of MMLN’s business, which would result in a decrease in business, revenue and profits.

Similarly, the U.S. Congress has implemented federal legislation that impacts foreclosure mitigation transactions, including mortgage modifications that could have an adverse impact on MMLN’s business, revenues and growth.  Although MMLN believes that it is operating in compliance with federal law, the U.S. Attorney General or other federal enforcement agency could determine that MMLN’s business somehow violates federal law, including, but not limited to RESPA, and could ultimately subject MMLN to legal action resulting in damages, fines and penalties.  Congress could also pass new legislation, such as allowing bankruptcy courts to modify mortgages that further regulate, prohibit or nationalize various aspects of MMLN’s business, which would result in a decrease in business, revenue and profits.  Finally, Congress could pass a financial stimulus package that could reduce the consumer need for MMLN’s distressed financial services and foreclosure mitigation programs.

President Obama’s Homeowner Affordability and Stability Plan

President Obama’s February 2009 “homeowner” stimulus package has two main parts: (1) three to four million homeowners who are at risk of foreclosure to lower their monthly payments by modifying loan terms; and (2) using Fannie Mae and Freddie Mac to refinance the loans of four to five million Americans who owe more than their homes are worth.  However, President Obama’s plan only helps a small number of homeowners in the parts of the country where the housing crisis has not hit as hard.  Specifically, President Obama’s plan only affects “conforming” loans held or securitized by Fannie Mae or Freddie Mac, which as of January 1, 2009 have been capped at approximately $417,000 for most of the United States and approximately $625,500 for higher cost areas.  Also, to qualify for the plan, the new first mortgage (including any refinancing costs) cannot exceed 105% of the current market value of the property.  The plan may not provide any assistance with second mortgages.  Similarly, if a homeowner’s debt-to-income ratio is already 31%, that homeowner may not qualify.

Although the President’s plan represents a good start towards fixing the housing problem, it ignores a majority of the troubled homeowners in the most vulnerable areas, namely California.  For instance, in the San Francisco Bay Area of Northern California, jumbo loans had approximately 62% of the market earlier this year, and in Southern California, it was approximately 39%. In California and other high-cost regions, jumbo loans were marketed not just to the wealthy who could afford to buy a big house, but to average middle-class families with average middle-class incomes.  MarketWatch, Nov. 2, 2007 by Rex Nutting.  Under the President’s plan, it appears that the majority of homeowners in the state of California would receive no benefit.  In terms of size, the California economy currently ranks 8th in the world, just behind Italy and ahead of Spain and Canada. The next five largest economies are Brazil ($1.3 trillion), Russia ($1.3 trillion), India ($1.2 trillion), South Korea ($970 billion), and Mexico ($893 billion). CCSCE, Center for the continuing Study of the California Economy, September 2008.  Without fixing the housing problem in California (which the President’s plan does not do), the housing crisis will not be resolved.  In fact, of the four states (Nevada, California, Florida and Arizona) that represent the majority of the housing crisis, relief would be limited under the President’s plan.

We believe that MMLN and the services which it provides will not be substantially limited by the President’s plan due to the fact that our services help homeowners regardless of loan size, type or priority (e.g., first or second).  MMLN’s business especially flourishes in California, Nevada, Florida and Arizona, where jumbo mortgages are more prevalent.  Moreover, MMLN can help a homeowner whose first mortgage exceeds 105% of the home’s market value and, in certain circumstances, where a homeowner’s debt-to-income ration is lower than 31%.  In conclusion, the President’s plan seeks to help approximately 8 million homeowners, which represents only 1 in 5 homeowners with mortgages.  Christian Science Monitor, March 4, 2009 by Laurent Belsie.  MMLN will endeavor to help the other 4.

Employees

The Company currently has 21 full-time employees and 26 independent contractors.

Risk Factors

We have no history of having meaningful revenues or profitable operations and may incur future losses, which will likely impair our future stock price.

Since MMLN was formed in 2008, we have generated limited revenues, incurred losses and we may never realize meaningful revenues or achieve profitability.  We expect our operating expenses to increase substantially as we implement our business plan.  Given these planned expenditures, we will likely incur additional losses in the near future.

Our business is difficult to evaluate because we have a limited operating history and an uncertain future.

We have a limited operating history upon which you can evaluate our present business and future prospects. We face risks and uncertainties relating to our ability to implement our business plan successfully. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise generally. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the commencement of operations and the competitive environment in which we operate. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, financial condition and prospects will be materially harmed.

Many of our programs are still in the pilot stage and we cannot assure you that we can convert them into ongoing, large-scale programs.

While we have a number of programs (e.g., retail, wholesale, etc.), these are still in the pilot stage. We will strive to convert these prospective programs into ongoing, large-scale customers programs, but we cannot assure you that we will be able to convert all or even some of them. If we cannot convert a significant number of our pilot-programs, we will be materially impacted.

Our revenue sources are presently concentrated in the distressed homeowner market and not yet diversified in other segments, which may adversely affect our business in an industry slump.

Our initial and ongoing operations may result in a pattern of reliance on revenue from one or more customers in one market segment who may represent a disproportionate share of our gross revenue. Loss of such customers may have adverse effects on our operations until such loss is resolved or revenue sources are diversified among other customers and market segments. We have a limited operating history and cannot accurately predict if and when such an over-reliance may occur or whether we will be successful in correcting such an over-reliance in time to avoid operating losses.

We do not have patent protection on our intellectual property. If we are unable to protect our right to use certain intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights.

We do not have patents or registered trademarks on our proprietary technology. Our future success depends in part upon our proprietary technology. The scope of any patent to which we may obtain rights may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of such claims may be highly uncertain, lengthy and expensive. In addition, any patents we may obtain may be held invalid upon challenge, or others may claim rights in our ownership of such patents.

We are subject to intellectual property infringement claims, which may cause us to incur litigation costs and divert management attention from our business.

While we do not currently anticipate any claims against us, any intellectual property infringement claims against us, with or without merit, could be costly and time-consuming to defend and divert our management’s attention from our business. If our products were found to infringe a third party’s proprietary rights, we could be required to enter into royalty or licensing agreements in order to be able to sell our products. Royalty and licensing agreements, if required, may not be available on terms acceptable to us or at all.

We face competition from other similar businesses that are also seeking to develop a leading position in the distressed homeowner market.

One of our specialized or local competitors may copy our solution, or part of it, even in the presence of potential patents or copyrights, as a strategic means of challenging our intellectual property.

We may lack sufficient partners to be capable of delivering critical marketing and loan modification services.

One or more of our partners or affiliates may fail to perform their marketing or loan modification services, thereby leaving gaps in our operations that need to be filled.  Any business interruption by an operational failure of one or more of our partners will negatively impact our business.

We may face government regulation that renders our business obsolete.

The foreclosure mitigation industry is heavily regulated and either the state or federal government could pass legislation that could materially impact our growth and development.  Furthermore, government regulation could render our business model obsolete.

If we are unable to manage our intended growth, our prospects for future profitability will be adversely affected.

We intend to aggressively expand our marketing and sales programs. Rapid expansion may strain our managerial, financial and other resources. If we are unable to manage our growth, our business, operating results and financial condition could be adversely affected. Our systems, procedures, controls and management resources also may not be adequate to support our future operations. We will need to continually improve our operational, financial and other internal systems to manage our growth effectively, and any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects and profitability.

Our insurance policies may be inadequate in a catastrophic situation and potentially expose us to unrecoverable risks.

We will have limited commercial insurance policies. Any significant claims against us would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

Our business and operations would suffer in the event of system failures.

Despite system redundancy and the implementation of security measures, our systems are vulnerable to damages from computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure, accident or security breach that causes interruptions in our operations or to our customers’ operations could result in a material disruption to our business. To the extent that any disruption or security breach results in a loss or damage to our customers’ data or applications, or inappropriate disclosure of confidential information, we may incur liability as a result. In addition, we may incur additional costs to remedy the damages caused by these disruptions or security breaches.

From time to time, we install new or upgraded business management systems. To the extent such systems fail or are not properly implemented, we may experience material disruptions to our business, delays in our external financial reporting or failures in our system of internal controls, that could have a material adverse effect on our results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Item 2 may contain “forward-looking statements.” In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) our limited operating history; (2) our ability to pay down existing debt; (3) our ability to retain the professional advisors necessary to guide us through our corporate restructuring; (4) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (5) unforeseen costs and expenses; (6) potential litigation with our shareholders, creditors and/or former or current investors; (7) the Company's ability to comply with federal, state and local government regulations; and (8) other factors over which we have little or no control.

We do not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Such factors include the factors described in our interim and audited consolidated financial statements and the Management’s discussion and analysis of financial condition and results of operations.

In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on our behalf.

Overview of Our Business

MMLN was initially founded by a group of real estate, mortgage, financial and legal professionals dedicated to educating and assisting homeowners in financial distress.  Our mission is to empower homeowners with knowledge of their foreclosure mitigation options (e.g., mortgage modification, short sale, refinance, deed in lieu, bankruptcy) through community outreach programs so that homeowners may make more informed decisions to allow them to remain in their homes during this economic downturn.

We assist financially distressed homeowners who have become overburdened with debt due to deteriorating economic conditions, eroding property values, frozen credit markets and stagnant mortgage rates.  MMLN operates using three (3) separate divisions, each of which offer dynamic foreclosure mitigation solutions for distressed homeowners.  First, our affiliate program markets specifically to real estate and mortgage professionals and provides a platform for their customers to benefit from MMLN’s foreclosure mitigation offerings.  Second, our direct-to-lender approach involves entering into an agreement with a servicing bank, where MMLN provides foreclosure mitigation services as third party administrator to bank customers.  Under this model, MMLN contacts the bank’s clients on its behalf and assists in the renegotiation of the bank’s clients’ existing mortgages.  Third, our retail program employs both “grass roots” and “technology based” efforts to reach out directly to the troubled homeowner by helping to inform and educate them as to their various options.  Finally, our foreign language programs are able to assist homeowners where English is not the primary language. We have developed a proprietary “back end” web portal operating system that allows the corporation and its partners to view the status of each homeowner’s foreclosure mitigation solution in real time. This web portal system provides two very specific and necessary functions. First it provides a standardized, systematic process to provide equal handling of each individual case.  Furthermore, because it is web based, the web portal system provides transparency to all parties.  Currently, this portal only encompasses loan modification progress tracking, but may be expanded to include other foreclosure mitigation solutions in the future.

 We believe we can provide the infrastructure for major companies including search engines and marketing portals to offer foreclosure mitigation services.  Management believes we are one of the only companies specifically designed to offer mortgage modification services in a wholesale manner to known portals and major institutions.  These portals and institutions have direct access to customers in immediate need of loan modifications services.  Rather than compete with these companies, MMLN provides an attractive partner for these companies to send their businesses directly through us.  Our system is one of the only scalable systems available for these entities that rely on scale for their profit margin.

Revenue Model and Growth Strategy

Our revenue model is comprised of a hybrid of fee for service and revenue sharing models. With respect to our wholesale program, by utilizing a revenue sharing model we can effectively grow our business vertically without the steep increase of overhead.  Conversely, our retail program employs a fee for service vehicle packaging all administrative and legal services.  Furthermore, we are currently beta testing a new proprietary model that could revolutionize the mortgage modification industry.

Our main objective will be to define the way in which mortgage modifications are performed on a national level. Specifically, we hope to create and administer a standardized loan modification process to handle the increasing number of defaulting mortgages, which could provide transparency to all parties involved.

Our management team has more than 50 years of combined experience in real estate, mortgage, finance industries and associated legal matters. This focus has provided us with our initial customer base and intimate knowledge of the market. We believe that management understands the financial and credit markets, and their relationship to the current and future economic cycles, give us a strong advantage over the competition.

DESCRIPTION OF PROPERTY

The Company does not own any real property. The Company leases an office in Laguna Nigel, California from an unrelated party. The office lease is $8,150.00 per month for a 24 month term, beginning December 1, 2009.  These offices house 21 staff.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Report, the Company has 16,845,000 shares of common stock outstanding. The following table sets forth certain information regarding the beneficial ownership of our outstanding shares as of the date of this Report by (i) each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.

Title of Class:	Name and Address of Beneficial Holder:	Amount and Nature of Beneficial Ownership:	Percent of Class:
Common, $0.001 par value	Ryan Boyajian(1), 27382 Via Priorato, San Juan Capistrano, CA 92675	1,816,000	10.78%
Common, $0.001 par value	Chris A. and Kirsten A. Chudacoff(2) 1998 Revocable Living Trust Dated September 28, 2008, 28391 Calle Mira Monte, San Juan Capistrano, CA 92675	1,816,000	10.78%
Common, $0.001 par value	Andrea Downs (3), 40 Cambridge Court, Coto de Caza, CA 92679	1,816,000	10.78%
Common, $0.001 par value	Equine Trust Dated January 23, 2009 (4), 91 Mays Landing Rd, Somers Point, NJ 08244	1,816,000	10.78%
Common, $0.001 par value	Ken Glowacki, 27342 Via Priorato, San Juan Capistrano, CA 92675	854,500	5.07%
Common, $0.001 par value	Michael McCarthy (5), 27592 Silvercreek, San Juan Capistrano, CA 92675	30,000	0.18%
Common, $0.001 par value	Daniel Pierce Sparks and Michele Lee Sparks Revocable Trust Dated September 15, 2006, 27662 Pinestrap Circle, Laguna Hills, CA 92653	1,816,000	10.78%
Total Held by Officers and Directors:		7,294,000	43.30%
Total Held by Officers, Directors and Certain Beneficial Owners:		9,964,500	59.15%

(1)	Ryan Boyajian is the Company’s President, Secretary and Director
(2)	Kristen A. Chudacoff is the Company’s Director
(3)	Andrea Downs is the Company’s Director
(4)	Andrew Kardish, III is the Chairman and Director and the end beneficiary of the trust
(5)	Michael McCarthy is the Company’s Chief Executive Officer and Director

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them. None of its officers or directors has been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Michael McCarthy	48	Chief Executive Officer, Director
Andrew V. Kardish III	47	Chairman, Director
Ryan Boyajian	32	President, Secretary, Director
Andrea Downs	43	Chief Development Officer, Director
Kristen Varia Chudacoff	42	Director

Michael McCarthy, Chief Executive Officer, Director

Mike McCarthy, 48, is a senior executive with expertise in consumer direct sales, strategic business development, management acumen, sales and marketing development, operational and sales integrations, budget management and cost save platforms. Most recently at Countrywide Financial, Mr. McCarthy was Managing Director of New Customer Acquisition “NCA.” Under his leadership the group was responsible for sales generated from media advertising.   He oversaw the rapid growth of NCA while posting the highest sales & productivity metrics in its business unit.  During his tenure as General Manager of ditech.com, the brand became one of the most recognized in America. Over a six year period from 2000 through 2006 ditech.com generated in excess of $75 Billion in funded mortgages, making it one of the most profitable divisions of the GMAC family. Mr. McCarthy has also played an instrumental role in creating a multi-brand mortgage company through the development of a variety of regional offerings. Prior to his tenure at ditech.com, Mr. McCarthy served GM in several capacities including senior vice president of the GM Family Division of GMAC Mortgage. Mr. McCarthy is a member of the Board of Directors of the Orangewood Children’s Foundation, a non-profit group that works to eliminate child abuse and neglect in Orange County, California.  Orangewood Children’s Home supports children in foster care and at the Orangewood Children’s, transitioning foster teens into independent adulthood and increasing public awareness of child abuse and neglect.Mr. McCarthy earned his Masters Degree from Central Michigan University, and his Bachelor of Science in Marketing from Oakland University in Rochester, MI. He resides in San Juan Capistrano, California with his wife Kim and three children, Morgan, Mallory and Mac.

Andrew V. Kardish III, Chairman, Director

Andrew V Kardish III, 47, is the company’s Chairman and Director.  Mr. Kardish is the President of Kardish Wealth Management an independent financial services firm offering personalized Wealth Management solutions. Prior to forming his own firm Mr. Kardish started in the Financial Services industry in 1987 with Dean Witter Reynolds. From there here worked for Merrill Lynch, Morgan Stanley as well as UBS where he served as First Vice-President and Training Manager. Andrew has been involved in numerous venture projects that span the medical device, communications and real estate development industries.  Mr. Kardish also serves as Chairman of the Board of Directors of Skytech Communications, a wireless communications corporation.  Mr. Kardish holds a Bachelors Degree and Masters Degree in Business Administration from Columbia State University (Cum Laude).

Ryan Boyajian, President and Secretary, Director

Mr. Boyajian, 32, serves as the company President and is also one of the company’s founders. Mr. Boyajian is in charge of all Business Development aspects of the business.  He has brought significant high level customers who joined MMLN as Affiliates through his Professional business relationships that he garnered over the past 15 years in the Mortgage Business.  Prior to joining MMLN, Mr. Boyajian was a partner in a mortgage brokerage firm for the past 4 years.  He has placed in the top 50 of Mortgage Originators nationwide since 2002 (Mortgage Originator Magazine).  Mr. Boyajian earned his Bachelor of Science degree in Accounting from Fresno State and is married with 2 children.  He is also a proud member of National Association of Mortgage Brokers and California Association of Mortgage Brokers.

Andrea Downs, Chief Development Officer, Director

Ms. Downs, 43, serves as MMLN’s Chief Development Officer and is responsible for all Business Development and Marketing for the company. Prior to joining MMLN, Ms. Downs built a start-up media business in 1992. As Founder and President of Shorecliff Communications, Inc, Ms. Downs created and executed industry tradeshows, business to- business conferences and leading publications throughout the United States, Europe, and Latin America. Ms. Downs and Shorecliff Communications worked closely with leading investment research and analysts to keeping ahead of financial markets and trends.  Shorecliff Communications, Inc. produces large scale events and media properties for the Wireless Communications, Electronic Identification, Television, Telephony, and Multiplayer Gaming industries. Events produced by Shorecliff focus on finance, investment, and business-to business networking. Ms. Downs took Shorecliff Communications from a start-up business to an international enterprise with multi million dollars in annual revenue. Currently, Ms. Downs advises media, wireless, and IT companies and associations in the Wireless and Finance and Investment industries.  Simultaneously serves on the Board of Directors for Real Estate holding and development companies in Orange County including Orange County Equestrian Centers, Inc. (OCEC), Media 206, Technologent, ClearTalk Communications and Downs Holdings, Inc.

Kristen Varia Chudacoff, Director

Ms. Chudacoff, 42, has been in the wholesale lending mortgage industry spanning almost 20 years.  She has worked in all facets of residential lending, including broker relationships, operational management, loan underwriting and much more.  Ms. Chudacoff has achieved top sales success, historically producing in the top 10% of the country.  She has established multiple sales and operational systems to improve the overall operational flow of her business transactions.  She is consistently working on establishing visionary approaches to all facets of her mortgage lending career.

Wayne D. Angell, Advisor

From February 7, 1986 to February 9, 1994, Mr. Angell served as a member of the Board of Governors at the Federal Reserve. He served as Chair of the Board's Committee on Federal Reserve Bank Activities and as Chair of the G-10 Committee on Payment and Settlement Systems, Basle, Switzerland.

Mr. Angell was born June 28, 1930, in liberal Kansas. He received a B.A. from Ottawa University in Ottawa, Kansas in 1952, and an M.A. in 1953 from the University of Kansas. After completing his coursework for a Ph.D., he began a two-year period as a full-time Instructor in Economics at the University of Kansas, in 1954. In 1957, Mr. Angell completed his dissertation, The History of Commercial Banking in Kansas, 1854-1954, to fulfill the final requirement for a Ph.D. in economics.

In 1956, Mr. Angell began an extended career at Ottawa University as an Assistant Professor of Economics. He was promoted to full professor in 1959. He served as Department Chairman, Division Chairman and, from 1969 to 1972, as Dean of the College. After a three month sabbatical trip to study economic development in India, Nepal, Burma, Thailand, Philippines, Hong Kong, and Japan, he returned to classroom teaching from 1975 to 1985. He continued to broaden his economic interests by completing two terms as a Director of the Federal Reserve Bank of Kansas City, and by two more around the world study visas to South East Asia, with focus on India, China, and Malaysia. Also, he added new direct business experience as a Bank officer and director, as well as consulting with banks and thrifts in Missouri, Kansas, and Colorado. During this period, Mr. Angell concentrated his attention on the increasingly complex task of managing interest rate and prepayment risk. He had a significant responsibility for the development of a dynamic hedging strategy and evaluating alternate strategies such as interest rate and prepayment forecasting.

Three years after beginning his professional career at Ottawa University, Mr. Angell became a candidate for the Kansas State House of Representatives. He won a closely contested race in the Republican primary while declining to accept contributions to escape the law limiting campaign expenditures to $150 per election. He then won the general election in November 1960. He secured a coveted seat on the appropriation's committee as a freshman legislator and one year later became a subcommittee chair. He was reelected in 1962 and 1964, chaired the Water Resources Committee and the Economic Development Committee while continuing his appropriations committee assignments. He was an active Republican serving as precinct committeeman, as a member of the state Republican platform committee, as Vice-Chairman of the Kansas State Republican Legislative Campaign Committee and as Chairman of the 1964 Kansas 3rd Congressional District Republican Convention.

Mr. Angell is the recipient of numerous honors and awards including Phi Beta Kappa from the University of Kansas in 1953, Who's Who in America, honorary Doctor of Humane Letters from Ottawa University in 1992, Distinguished Kansan of the Year of the Native Sons and Daughters in 1987, and Distinguished Service Award from the Alumni Association of Ottawa University in 1980.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the directors and officers of the Company.

We intend to establish an Audit Committee and a Compensation Committee of the Board of Directors, each of which will be comprised of independent directors.

Employment Agreements and Compensation

We currently do not have formal employment or consulting agreements with our executive officers or directors, except for Wayne Angell (our Advisory Board chair) pursuant to which Mr. Angell receives $10,000 per quarter for his services.  All officers serve on an at-will basis.  Of the directors and officers, only the Chief Executive Officer receives a salary ($9,000 per month).

Equity Incentive Plan

As of the date of this Report, the Company has not entered into any Equity Incentive Plans, but intends to do so in the future.

Audit Committee Financial Expert

The Company does not have an audit committee financial expert.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, no officers, directors and persons who beneficially own more than 10% of the Company’s common stock have failed to file the reports required pursuant to Section 16(a).

Code of Ethics

The Company has not adopted a Code of Ethics, but plans to do so in the future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus		Stock Awards	Option Awards		Nonequity incentive plan compensation		Nonqualified deferred compensation earnings		All other compensation		Total:
Michael McCarthy, CEO	1	$108,000	$	tbd	$30,000 shares	$	tbd	$	tbd (performance based)	$	n/a	$	n/a	$	tbd

GRANTS OF PLAN BASED AWARDS.

No grants of plan based awards were granted during the 2008 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Company has not granted any equity awards.

OPTION EXERCISES AND STOCK VESTED TABLE

The Company has not granted options or other equity awards.

PENSION BENEFITS TABLE

The Company did not offer a pension plan during fiscal year 2008.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company did not offer any non-qualified deferred compensation plans during fiscal year 2008.

DIRECTOR COMPENSATION DISCLOSURE

Except for Wayne Angell’s Advisory board consulting agreement, the Company did not enter into director compensation arrangements during the fiscal year 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions
Andrew Kardish,III, Chairman of the Board, lent the Company $150,000 in 2008, all but $50,000 of which was repaid with interest by early 2009.  The loans were evidenced by promissory notes.

Director Independence

Our securities trade on the Over-the-Counter Bulletin Board System and our Board of Directors is not subject to any independence requirements.

DESCRIPTION OF SECURITIES

As of March 24, 2009, the Company had 16,845,000 shares of common issued and outstanding. The Company has approximately 61 shareholders.

The Company has fifty million (50,000,000) shares of common stock, at $0.001 par value, authorized and there are ten million (10,000,000) shares of preferred stock, at $0.001 par value, authorized.

PART II

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of March, 24, 2009, the Company had 16,845,000 shares of common stock issued and outstanding and had approximately 61 stockholders of record.

The Company’s common stock is not traded on a registered securities exchange, or the NASDAQ. The Company’s common stock is quoted on the National Association of Securities Dealers OTC Bulletin Board. The Company’s common stock was eligible for trading as of March 11, 2008.  However, the Company’s common stock has never traded.

On March 23, 2009 the closing price was $0.00 per share.

We have never declared or paid cash dividends to our stockholders. We currently intend to retain all available funds and any future earnings for use in the operation of our business and we do not anticipate declaring or paying cash dividends for the foreseeable future.

There are no securities authorized for issuance under any equity compensation plans.

LEGAL PROCEEDINGS

The Company is not involved in any pending or threatened legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company has not changed its accountants.

The Company has had no disagreements with its accountants on accounting and financial disclosure.

Dividends-Common Shares

The Company has never paid cash dividends on its Common Stock and does not intend to do so in the foreseeable future.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation provide that the Company shall indemnify to the fullest extent permitted by the Nevada Corporate Code any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The right to and amount of indemnification shall be determined in accordance with the provisions of the Nevada Corporate Code in effect at the time of the determination.

Our bylaws generally require that we advance to our directors and officers expenses incurred by them in defending a proceeding in advance of its final disposition, provided that the director or officer agrees to reimburse us for such advances if it is ultimately found that the director or officer is not entitled to indemnification. In addition, our bylaws permit us to purchase insurance on behalf of our directors and officers against any liability asserted against them in such capacity. We intend to obtain such insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 3.02                Unregistered Sales of Equity Securities

As of, March 23, 2009 and in accordance with the terms of the Share Exchange Agreement, ten million (10,000,000) shares of stock shall be issued to the security holders of MMLN in exchange for 100% for all of the issued and outstanding shares of MMLN common stock (“MMLN Shares”) from the MMLN Security Holders.  All GWRC common stock to be issued to the MMLN Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and/or Regulation D of the Securities Act and rules and regulations promulgated thereunder.

Item 5.01                Changes in Control of Registrant

In connection with the closing of the Share Exchange Agreement described in Item 2.01, the Registrant issued an aggregate of 10,000,000 shares of its common stock which resulted in a change of control with respect to its stock ownership. Please see “Directors and Executive Officer, Promoters and Control Persons” and “Security Ownership of Certain Beneficial Owners and Management” sections in Item 2.01 above, which set forth the Company’s new principal stockholders and its newly elected officers as required under this Item 5.01.

Item 5.02       Departure of Directors or Principal Officers

On March 23, 2009, James L. Vandeberg resigned as our Chief Executive Officer, Chief Financial Officer, (sole officer) and Director effective immediately. Mr. Vandeberg resigned pursuant to the Share Exchange Agreement described in Item 2.01 and not pursuant to any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

On March 23, 2009, Michael McCarthy was appointed as the Chief Executive Officer, Director, effective immediately. Mr. McCarthy shall serve as officer until the earlier of (i) his resignation, (ii) election of his successor or (iii) his termination.

Mike McCarthy, 48, has been the Chief Executive Officer, Director of MMLN since March2, 2009, and is a senior executive with expertise in consumer direct sales, strategic business development, management acumen, sales and marketing development, operational and sales integrations, budget management and cost save platforms. Most recently at Countrywide Financial, Mr. McCarthy was Managing Director of New Customer Acquisition “NCA.”. Under his leadership the group was responsible for sales generated from media advertising.   He oversaw the rapid growth of NCA while posting the highest sales & productivity metrics in its business unit.  During his tenure as General Manager of ditech.com, the brand became one of the most recognized in America. Over a six year period from 2000 thru 2006 ditech.com generated in excess of $75 Billion in funded mortgages, making it one of the most profitable divisions of the GMAC family. Mr. McCarthy has also played an instrumental role in creating a multi-brand mortgage company through the development of a variety of regional offerings. Prior to his tenure at ditech.com, Mr. McCarthy served GM in several capacities including senior vice president of the GM Family Division of GMAC Mortgage. Mr. McCarthy is a member of the Board of Directors of the Orangewood Children’s Foundation, a non-profit group that works to eliminate child abuse and neglect in Orange County, California.  Orangewood Children’s Home supports children in foster care and at the Orangewood Children’s, transitioning foster teens into independent adulthood and increasing public awareness of child abuse and neglect. Mr. McCarthy earned his Masters Degree from Central Michigan University, and his Bachelor of Science in Marketing from Oakland University in Rochester, MI. He resides in San Juan Capistrano, California with his wife Kim and three children, Morgan, Mallory and Mac.

Mr. McCarthy is not related to any officer, director or affiliate of the Company. Mr. McCarthy is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

On March 23, 2009, Andrew V. Kardish III was appointed as the Chairman, Director, effective immediately.  Mr. Kardish shall serve as officer until the earlier of (i) his resignation, (ii) election of his successor or (iii) his termination.

Andrew V Kardish III, 47, has been the Chairman of MMLN since September 8, 2008 and Director since September 8, 2008.  Mr. Kardish is the President of Kardish Wealth Management an independent financial services firm offering personalized Wealth Management solutions. Prior to forming his own firm Mr. Kardish started in the Financial Services industry in 1987 with Dean Witter Reynolds. From there here worked for Merrill Lynch, Morgan Stanley as well as UBS where he served as First Vice-President and Training Manager. Andrew has been involved in numerous venture projects that span the medical device, communications and real estate development industries.  Mr. Kardish also serves as Chairman of the Board of Directors of Skytech Communications, a wireless communications corporation.  Mr. Kardish holds a Bachelors Degree and Masters Degree in Business Administration from Columbia State University (Cum Laude).

Mr. Kardish is not related to any officer, director or affiliate of the Company. Mr. Kardish is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

On March 23, 2009, Ryan Boyajian was appointed the President and Secretary, Director, effective immediately.  Mr. Boyajian shall serve as officer until the earlier of (i) his resignation, (ii) election of his successor or (iii) his termination.

Mr. Boyajian, 32 has been the President of MMLN since October 29, 2008, Secretary since February 12, 2009 and Director since September 8, 2008.  Mr. Kardish is also one of the company’s founders. Mr. Boyajian is in charge of all Business Development aspects of the business.  He has brought significant high level customers who joined MMLN as Affiliates through his Professional business relationships that he garnered over the past 15 years in the Mortgage Business.  Prior to joining MMLN, Mr. Boyajian was a partner in a mortgage brokerage firm for the past 4 years.  He has placed in the top 50 of Mortgage Originators nationwide since 2002 (Mortgage Originator Magazine).  Mr. Boyajian earned his Bachelor of Science degree in Accounting from Fresno State and is married with 2 children.  He is also a proud member of National Association of Mortgage Brokers and California Association of Mortgage Brokers.

Mr. Boyajian is not related to any officer, director or affiliate of the Company. Mr. Boyajian is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

On March 23, 2009, Andrea Downs was appointed the Chief Development Officer, Director, effective immediately.  Ms. Downs shall serve as officer until the earlier of (i) her resignation, (ii) election of her successor or (iii) her termination.

Ms. Downs, 43 has been Chief Development Officer and Director of MMLN since November 25, 2008 and is responsible for all Business Development and Marketing for the company. Prior to joining MMLN, Ms. Downs built a start-up media business in 1992. As Founder and President of Shorecliff Communications, Inc, Ms. Downs created and executed industry tradeshows, business to- business conferences and leading publications throughout the United States, Europe, and Latin America. Ms. Downs and Shorecliff Communications worked closely with leading investment research and analysts to keeping ahead of financial markets and trends.  Shorecliff Communications, Inc. produces large scale events and media properties for the Wireless Communications, Electronic Identification, Television, Telephony, and Multiplayer Gaming industries. Events produced by Shorecliff focus on finance, investment, and business-to business networking. Ms. Downs took Shorecliff Communications from a start-up business to an international enterprise with multi million dollars in annual revenue. Currently, Ms. Downs advises media, wireless, and IT companies and associations in the Wireless and Finance and Investment industries.  Simultaneously serves on the Board of Directors for Real Estate holding and development companies in Orange County including Orange County Equestrian Centers, Inc. (OCEC), Media 206, Technologent, ClearTalk Communications and Downs Holdings, Inc.

Ms. Downs is not related to any officer, director or affiliate of the Company. Ms. Downs is not a party to any pending legal proceeding, nor has she been subject to a bankruptcy petition filed against her, nor been convicted in, or subject to, any criminal proceeding.

On March 23, 2009, Kristen Varia Chudacoff was appointed Director, effective immediately.  Ms. Chudacoff shall serve as officer until the earlier of (i) her resignation, (ii) election of her successor or (iii) her termination.

Ms. Chudacoff, 42 has been a Director for MMLN since February 12, 2009 and has been in the wholesale lending mortgage industry spanning almost 20 years.  She has worked in all facets of residential lending, including broker relationships, operational management, loan underwriting and much more.  Ms. Chudacoff has achieved top sales success, historically producing in the top 10% of the country.  She has established multiple sales and operational systems to improve the overall operational flow of her business transactions.  She is consistently working on establishing visionary approaches to all facets of her mortgage lending career.

Ms. Chudacoff is not related to any officer, director or affiliate of the Company. Ms. Chudacoff is not a party to any pending legal proceeding, nor has she been subject to a bankruptcy petition filed against her, nor been convicted in, or subject to, any criminal proceeding.

Item 9.01                Financial Statements and Exhibits

Please see the Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2009

GLOBAL WEST RESOURCES, INC.

	By:	/s/ Michael McCarthy
[Missing Graphic Reference] Michael McCarthy Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Exchange Agreement

99.1	Financial Statements of Business Acquired.

99.2	Financial Statements of Global West Resources, Inc. (1)

(1) Filed with the SEC on Form 10Q during the second fiscal quarter ended on January 31, 2009, filed on March 16, 2009.